SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES

WILLIAM CHILDERS, Derivatively on Behalf of Nominal Defendant BIG 5 SPORTING GOODS CORPORATION,	)	Civil No: BC337945
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	)	(Derivative Litigation)
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Plaintiff,	)	NOTICE OF SETTLEMENT
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v.	)
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SANDRA N. BANE, G. MICHAEL BROWN,	)
JOHN G. DANHAKL, JENNIFER HOLDEN DUNBAR,	)
CHARLES P. KIRK, MICHAEL D. MILLER,	)
and STEVEN G. MILLER,	)
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Defendants,	)
)
and	)
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BIG 5 SPORTING GOODS CORPORATION,	)
)
Nominal Defendant	)
)
)

TO:	ALL SHAREHOLDERS OF BIG 5 SPORTING GOODS CORPORATION AS OF AUGUST 30, 2006. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A SHAREHOLDER OF BIG 5 SPORTING GOODS CORPORATION, THE SETTLEMENT OF THE LITIGATION DESCRIBED HEREIN COULD AFFECT YOUR RIGHTS. THIS LITIGATION IS NOT A SECURITIES CLASS ACTION AND THERE IS NO SETTLEMENT FUND ON WHICH TO MAKE A CLAIM.

THIS NOTICE IS GIVEN pursuant to an Order of the Superior Court of the State of California for the County of Los Angeles (the “Court”) in the above captioned putative derivative Litigation. Plaintiff brought this action (the Litigation”) derivatively on behalf of Big 5 Sporting Goods Corporation (“Big 5” or the “Company”).

This Notice is given to advise you that a hearing (the “Settlement Hearing”) will be held for the Litigation on December 4, 2006, at 8:30 a.m. at the Superior Court of the State of California for the County of Los Angeles, Central Civil West Courthouse, 600 South Commonwealth Avenue, Los Angeles, California 90005, Department 324, to: (a) determine the fairness, reasonableness, and adequacy of the terms and conditions of a proposed stipulated settlement between the parties to the Litigation (the “Settlement”); (b) determine whether the Court should finally approve the Settlement and enter a Final Judgment and Order of dismissal thereon; and (c) rule upon the agreed-to fee award for Plaintiff’s Counsel.

Even though you are receiving this Notice, the Court has not expressed any opinion as to the merits of any claim or defense that has been or may be asserted in the Litigation.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON THE STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

I.	BACKGROUND OF THE LITIGATION

On August 8, 2005, Plaintiff filed the Litigation in Los Angeles County Superior Court under the caption Childers v. Bane, et al., Case No. BC337945. On November 18, 2005, Plaintiff filed a First Amended Derivative Complaint (the “Amended Complaint”). The Litigation substantially relates to the Company’s February 9, 2005, announcement that it would restate certain financial statements contained in its Annual Reports for fiscal years ending 2002 and 2003, to correct for an accounting error that resulted in an overstatement of the Company’s net income for 2001, 2002 and 2003 (the “Restatement”).

On January 20, 2006, Defendants filed various demurrers to the Amended Complaint. At a hearing on April 3, 2006, the Court granted Defendants’ demurrers as to the First and Second causes of action without leave to amend, and as to the Third and Fourth causes of action with leave to amend. The Court also allowed Plaintiff to seek discovery limited to that permitted under 8 Del. C. § 220. On April 10, 2006, Plaintiff served discovery demands on Big 5, in response to which Big 5 produced documents on May 16, 2006.

Prior to the filing of any further amendment to the complaint, and following arms-length negotiations, the parties came to an agreement to settle the Litigation.

II.	THE PARTIES’ POSITIONS REGARDING THE DESIRABILITY OF THE PROPOSED SETTLEMENT

Plaintiff believes that the claims asserted in the Litigation have merit. However, Plaintiff recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trial and, potentially, through appeals. Plaintiff has also taken into account the uncertain outcome and the risk of any litigation, especially in complex Litigations such as this action, as well as the difficulties and delays inherent in such litigation. Plaintiff is also mindful of the inherent problems of proof under and possible defenses to the claims asserted in the Litigation. Based on his evaluation, and the evaluation of his counsel, Plaintiff has determined that the Settlement set forth in the Stipulation is in the best interests of all parties.

The Defendants expressly have denied and continue to deny each and every allegation of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation. The Defendants also have denied and continue to deny, inter alia, the allegations that Plaintiff or Big 5 or its stockholders have suffered damages by the conduct alleged in the Litigation. Indeed, the Audit Committee of the Company’s Board of Directors completed a thorough investigation into the matters relating to the Restatement and/or raised in the Litigation (the “Investigation”), including the hiring of outside counsel and outside forensic accounting firms to assist with the Investigation. As a result of that Investigation, the Company found no evidence of intentional wrongdoing. Accordingly, Defendants have asserted that no grounds for liability exist with regard to the Litigation, and that at all relevant times they acted in good faith, and in a manner they reasonably believed to be in the best interests of Big 5 and Big 5 stockholders.

Nonetheless, the Defendants have concluded that further litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. The Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases such as this Litigation. The Defendants have, therefore, determined that it is desirable and beneficial that the Litigation be settled in the manner and upon the terms and conditions set forth in the Stipulation.

III.	TERMS OF THE PROPOSED SETTLEMENT

Coincident with the Company’s identification of the need to restate certain financial statements that forms the basis of Plaintiff’s allegations in the Litigation, the Company’s Audit Committee launched a thorough Investigation into the matter, including hiring outside counsel and outside forensic accounting firms to assist with the Investigation. Defendants acknowledge that the Litigation preceded the adoption or implementation of certain measures, internal controls and procedures by Big 5 arising out of that Investigation. Such measures, internal controls and procedures relate to certain of the allegations raised in the Litigation, and as such confer a benefit to Big 5, including:

1. hiring a new Senior Vice President, Chief Financial Officer and Treasurer, who is a certified public accountant (CPA) with a strong background in GAAP and public reporting, to be the company’s principal financial and accounting officer;

2. hiring three additional CPAs with GAAP and public reporting experience as the Company’s Vice President and Controller, Director of Internal Audit, and Manager of Financial Reporting, and hiring additional accounting and finance staff;

3. implementing a policy requiring increased training and continuing education for certain members of Accounting Department management, including persons with the responsibilities of CFO, Controller and Treasurer (including Assistants);

4. providing additional management oversight and review of supporting account analysis, including Accounts Payable balances;

5. performing certain reconciliations quarterly (rather than annually);

6. establishing written procedures for journal entry preparation and approval responsibilities; and

7. adopting additional written procedures to ensure that manual journal entries are properly classified, specific general ledger accounts are utilized and proper supporting documentation is created and retained.

The Settling Parties believe that the foregoing corporate governance measures will substantially benefit the Company and its stockholders.

IV.	SETTLEMENT HEARING AND APPROVAL

1. Definitions

As used in the Stipulation the following terms have the meanings specified below:

1.1 “Big 5” or the “Company” means nominal defendant Big 5 Sporting Goods Corporation.

1.2 “Defendants” means nominal defendant Big 5 as defined herein or any of its subsidiaries and Individual Defendants Sandra N. Bane, G. Michael Brown, John G. Danhakl, Jennifer Holder Dunbar, Charles P. Kirk, Michael D. Miller and Steven G. Miller.

1.3 “Effective Date” means the first date by which all of the events and conditions specified in ¶ 6.1 of the Stipulation have been met and have occurred.

1.4 “Final” means when the last of the following with respect to the Judgment approving the Stipulation shall occur: (i) the expiration of three (3) business days after the time in which to file an appeal of the Judgment has passed without any appeal having been made (which date shall be determined by the California Rules of Court, unless the date to take such an appeal shall have been extended by court order, or unless the last day to file an appeal falls on a weekend or a court holiday, in which case the date for purposes of the Stipulation shall be deemed to be the next business day after such day); or (ii) if an appeal is filed, three (3) business days after the determination of that appeal by the highest court to which such appeal may be taken in such a manner as to permit the consummation of the settlement in accordance with the terms and conditions of the Stipulation.

1.5 “Judgment” means the judgment to be rendered by the Court.

1.6 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, representatives or assignees.

1.7 “Plaintiff” means William Childers, individually, and derivatively on behalf of Big 5 and any other derivative plaintiff.

1.8 “Plaintiff’s Counsel” means Schiffrin & Barroway LLP, Eric L. Zagar, 280 King of Prussia Road, Radnor, PA 19087, Telephone (610) 667-7706.

1.9 “Related Persons” means the Defendants and each of a Defendant’s present or former spouses, heirs, executors, estates, administrators, any entity in which a Defendant and/or any member(s) of that Defendant’s immediate family has or had a controlling interest, any members of their immediate families, or any trust of which any Defendant is or was the settlor or which is or was for the benefit of any Defendant and/or member(s) of his or her family, each of the Defendants’ present and former attorneys, legal representatives, and assigns in connection with this Litigation, and all past and present directors, officers, agents, underwriters, controlling shareholders, investment bankers, advisors, accountants, auditors, servants, employees, affiliates, insurers, co-insurers and reinsurers, predecessors, successors, parents, subsidiaries, divisions, joint ventures and joint venturers, related or affiliated entities, assigns and attorneys for nominal defendant Big 5 and their counsel.

1.10 “Released Claims” means any and all claims (including “Unknown Claims” as defined herein), actions, allegations, demands, rights, liabilities, matters, issues and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed, hidden, asserted or that might have been asserted, of or by any person or entity, either directly or indirectly, derivatively, on their own behalf, on behalf of any other person or entity, or on behalf of Big 5 or by Big 5, against the Defendants, in this or any other forum or proceeding, including, without limitation, derivative, individual or other claims whether under state or federal law, statutes, rules or regulations (including, without limitation, claims arising under the federal securities laws or claims for negligence, negligent supervision, gross negligence, indemnification, breach of duty of care and/or breach of duty of loyalty, fraud, misrepresentation, breach of fiduciary duty, negligent misrepresentation, unfair competition, professional negligence, mismanagement, corporate waste or breach of contract), including, without limitation, claims based upon, arising out of or related to any matter or occurrence that was or could have been alleged in the Litigation, or any claims related to the public disclosures or the transactions referenced therein, however described, through and including the date of the execution of the Stipulation.

1.11 “Released Persons” means each and all of the Defendants and the Related Persons.

1.12 “Settling Parties” means, collectively, Big 5, the Individual Defendants and the Plaintiff on behalf of himself and derivatively on behalf of Big 5.

1.13 “Unknown Claims” means any Released Claim which any Settling Party does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Parties each shall expressly waive, and by operation of the Judgment shall be deemed to have expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties each shall expressly waive, and by operation of the Judgment shall be deemed to have expressly waived, any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. The Settling Parties each may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, the Settling Parties each shall expressly have, and by operation of the Judgment shall be deemed to have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and a material element of the settlement of which this release is a part.

2. Settlement Hearing

On December 4, 2006, at 8:30 a.m. at the Superior Court of the State of California for the County of Los Angeles, Central Civil West Courthouse, 600 South Commonwealth Avenue, Los Angeles, California 90005, Department 324, the Court will hold a Settlement Hearing to consider the approval of the Settlement on the terms set forth above and in the Stipulation of Settlement between the parties. If the Court approves the Settlement and enters the Final Judgment and Order of dismissal, all Released Claims relating to Defendants and the Related Persons will be compromised, settled, released, discharged, and dismissed with prejudice. Additionally, at the Settlement Hearing, Plaintiff’s Counsel will request that the Court approve their proposed Fees and Expenses (as defined below).

V.	PLAINTIFF’S COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

Plaintiff’s Counsel in the Litigation will apply to the Court for an award of reasonable attorneys’ fees and expenses not to exceed in the aggregate one hundred fifty thousand dollars ($150,000) (the “Fees and Expenses”). Any such Fees and Expenses as are awarded by the Court to Plaintiff’s Counsel shall be paid by the Company’s insurance carrier on behalf of Defendants. The Fees and Expenses include fees and expenses incurred by Plaintiff’s Counsel in connection with the prosecution and settlement of the Litigation. The Defendants, nor any other party to this Litigation, shall not otherwise be required to pay Plaintiff’s Counsel for any fees, expenses, costs or other sums incurred in connection with the Litigation or otherwise.

VI.	YOUR RIGHT TO BE HEARD AT THE SETTLEMENT HEARING

Any Big 5 shareholder as of August 30, 2006, who objects to: (a) the Settlement or any of its terms, (b) the dismissal of the Litigation, (c) the Judgment to be entered approving the Settlement, or (d) the application by Plaintiff’s Counsel for Fees and Expenses, or who otherwise wishes to be heard, may appear in person or through counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no person other than counsel for Plaintiff and Defendants shall be heard and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless not later than fourteen (14) days prior to the Settlement Hearing such person:

1. files with the Clerk of the Court, Superior Court of the State of California for the County of Los Angeles, Central Civil West Courthouse, 600 South Commonwealth Avenue, Los Angeles, California 90005, a written objection containing (1) the Person’s name, address and telephone number; (2) the number of shares of Big 5 common stock the Person owns; (3) the date(s) of purchase of such shares, and a statement as to whether the Person will own such shares as of the date of the Settlement Hearing; (4) a detailed statement of the basis for the Person’s objections to or comments upon the Settlement, Plaintiff’s Counsels’ request for attorneys’ fees and reimbursement of expenses, or any other matter before the Court; (5) any supporting papers, including all documents and writings that the person desires the Court to consider; (6) a representation as to whether the Person intends to appear at the Settlement Hearing; (7) a representation as to whether the Person plans on calling any witness(es) at the Settlement Hearing; and (8) the identities of any witness(es) the Person plans to call at the Settlement Hearing; and

2. on or before the date of such filing, serves the same documents upon the following counsel of record:

Eric L. Zagar, Esquire	David A. Schwarz, Esquire
Schiffrin & Barroway, LLP	Garland A. Kelley, Esquire
280 King of Prussia Road	Irell & Manella, LLP
Radnor, PA 19087	1800 Avenue of the Stars, Suite 900
Los Angeles, California 90067

Counsel for Plaintiff	Counsel for Big 5

Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, to any Judgment entered thereon, to any award of Fees and Expenses, or to otherwise to be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner and within the time prescribed above shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection.

VII.	SCOPE OF THIS NOTICE

The foregoing descriptions of the Litigation, the Settlement Hearing, the proceedings to be held, the activities leading to the Settlement, the terms of the Settlement, the conditions of Settlement, the effect of disapproval of the Settlement, and other matters described herein do not purport to be all inclusive. Accordingly, you are referred to the Complaint and the Stipulation, filed with the Clerk of the Court, which may be examined during regular business hours at the offices of the Clerk of the Court, Superior Court of the State of California for the County of Los Angeles, Central Civil West Courthouse, 600 South Commonwealth Avenue, Los Angeles, California 90005.

VIII.	QUESTIONS REGARDING THE PROPOSED SETTLEMENT

If you have any questions regarding the proposed Settlement, please do not call or write to the Court.  Questions may be directed to:

Eric L. Zagar, Esquire
Schiffrin & Barroway, LLP
280 King of Prussia Road
Radnor, PA 19087
(610) 667-7706

Counsel for Plaintiff